UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
                                (Amendment No. 2)
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 24, 2007

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                          GALES INDUSTRIES INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

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       Delaware                   000-29245                    20-4458244
State of Incorporation      Commission File Number      IRS Employer I.D. Number

                            1479 North Clinton Avenue
                            Bayshore, New York 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

                                Explanatory Note

This amendment supplements the Current Report on Form 8-K filed by Gales Industries Incorporated ("we," "our," "us," "Gales" or the "Company") with the Securities and Exchange Commission on April 18, 2007, as previously amended, in which we disclosed the completion of our acquisition of all the outstanding capital stock of Sigma Metals, Inc., to include in such report the financial statements of Sigma Metals, Inc. for the period ended March 31, 2007, required by Item 9.01(a) and the pro forma financial information for the quarter ended March 31, 2007 required by Item 9.01(b).

Item 9.01 Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

                               SIGMA METALS, INC.

           Financial Information for the quarter ended March 31, 2007
                                   (Unaudited)

                               SIGMA METALS, INC.

                                  Balance Sheet

                                                                       MARCH 31,
             ASSETS                                                      2007
                                                                      ----------
                                                                     (unaudited)
CURRENT ASSETS
  Cash and Cash Equivalents                                           $   26,895
  Accounts Receivable                                                  2,734,910
  Inventory                                                            2,874,510
  Prepaid Expenses                                                        32,234
                                                                      ----------

TOTAL CURRENT ASSETS                                                  $5,668,549
                                                                      ----------

FIXED ASSETS - AT COST
  Property and Equipment                                              $  298,218
  Less: Accumulated Depreciation                                         168,378
                                                                      ----------

FIXED ASSETS - NET                                                    $  129,840
                                                                      ----------

OTHER ASSETS
  Security Deposits                                                   $   22,763
  Other Assets                                                                63
                                                                      ----------

TOTAL OTHER ASSETS                                                    $   22,826
                                                                      ----------

TOTAL ASSETS                                                          $5,821,215
                                                                      ==========

         The accompanying notes are an integral part of these statements

                               SIGMA METALS, INC.

                                  Balance Sheet

              LIABILITIES AND                                          MARCH 31,
           STOCKHOLDERS' EQUITY                                          2007
                                                                      ----------
                                                                     (unaudited)
CURRENT LIABILITIES
  Accounts Payable                                                    $2,162,808
  Notes Payable - SBA                                                      4,451
  Notes Payable - State Bank - Software                                   19,889
  Notes Payable - State Bank                                             897,800
  Accrued Operating Expenses                                              79,713
                                                                      ----------

TOTAL CURRENT LIABILITIES                                             $3,164,661
                                                                      ----------

LONG-TERM LIABILITIES
  Advances from Stockholders                                          $  257,000
                                                                      ----------

TOTAL LONG-TERM LIABILITIES                                           $  257,000
                                                                      ----------

TOTAL LIABILITIES                                                     $3,421,661
                                                                      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common Stock ($300 par value; 100 shares
    authorized and outstanding)                                       $   30,000
  Retained Earnings                                                    2,369,554
                                                                      ----------

TOTAL STOCKHOLDERS' EQUITY                                            $2,399,554
                                                                      ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                  $5,821,215
                                                                      ==========

         The accompanying notes are an integral part of these statements

                               SIGMA METALS, INC.

                   Statements of Income and Retained Earnings

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                                     2007
                                                              ------------------
                                                                  (unaudited)

REVENUE                                                           $5,186,868
                                                                  ----------

COST OF GOODS SOLD
  Inventory, Beginning                                            $2,812,873
  Purchases                                                        3,503,662
  Testing & Tolling                                                   80,974
  Manufacturing Overhead                                             206,807
                                                                  ----------
                                                                  $6,604,316
  Less: Inventory, Ending                                          2,874,510
                                                                  ----------

COST OF GOODS SOLD                                                $3,729,806
                                                                  ----------

GROSS PROFIT                                                      $1,457,062
                                                                  ----------

EXPENSES
  Selling                                                         $  442,454
  General and Administrative                                         505,120
  Interest                                                            37,591
  Franchise Tax                                                          425
                                                                  ----------

TOTAL EXPENSES                                                    $  985,590
                                                                  ----------

NET INCOME FOR PERIOD                                             $  471,472

RETAINED EARNINGS, BEGINNING OF PERIOD                             1,898,082
                                                                  ----------

RETAINED EARNINGS, END OF PERIOD                                  $2,369,554
                                                                  ==========

         The accompanying notes are an integral part of these statements

                               SIGMA METALS, INC.

                            Statements of Cash Flows

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                                      2007
                                                              ------------------
                                                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income for Period                                            $ 471,472
  Adjustments to Reconcile Net Income to Net
    Cash Used in Operating Activities:
     Depreciation                                                      9,598
  Changes in Assets and Liabilities:
  (Increase) Decrease In -
     Accounts Receivable                                            (341,963)
     Inventory                                                       (61,637)
     Prepaid Expenses                                                 (4,416)
     Other Current Assets                                                788
  Increase (Decrease) In -
     Accounts Payable                                                127,778
     Accrued Operating Costs                                        (202,879)
                                                                   ---------

NET CASH USED IN
  OPERATING ACTIVITIES (Forward)                                   $  (1,259)
                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                                            $  (7,443)
                                                                   ---------

NET CASH USED IN
  INVESTING ACTIVITIES (Forward)                                   $  (7,443)
                                                                   ---------

         The accompanying notes are an integral part of these statements

                               SIGMA METALS, INC.

                            Statements of Cash Flows
                                   (Continued)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                                      2007
                                                              ------------------
                                                                  (unaudited)

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES (Forward)                                   $ (1,259)
                                                                   --------

NET CASH (USED) BY
  INVESTING ACTIVITIES (Forward)                                   $ (7,443)
                                                                   --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in Notes Payable Equipment                     (9,201)
                                                                   --------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES                                             $ (9,201)
                                                                   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          $(17,903)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       44,798
                                                                   --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $ 26,895
                                                                   ========

Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                                    $ 37,591
                                                                   --------

  Income Taxes Paid                                                $    425
                                                                   --------

         The accompanying notes are an integral part of these statements

                               SIGMA METALS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2007

1- SIGNIFICANT ACCOUNTING POLICIES

      BACKGROUND OF COMPANY

      Sigma Metals, Inc. ("The Company") is a stocking aircraft metals warehouse with value added capability. The Company also services the critical needs of aircraft manufacturers and the major airlines. The Company is located in Deer Park, New York. Its customer base consists of both foreign and domestic Corporations.

      CASH & CASH EQUIVALENTS

      Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three month or less. Cash consists of aggregate cash balances in the Company's bank accounts and cash equivalents consist primarily of money market accounts.

      ACCOUNTS RECEIVABLE

      Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowances for doubtful accounts are established through provisions charged against income and are maintained at a level believed adequate by management to absorb estimated bad debts based on current economic conditions. Management considers all accounts to be collectible and, therefore, has not established a provision for uncollectible accounts.

      CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company grants credits to its customers, which are located in and out of the United States. The Company does have foreign sales, but they are primarily with large corporations that the Company has done business with for a number of years. The majority of these transactions are insured.

      INVENTORY

      Inventories are stated at the lower of cost (first-in, first-out) or market.

      PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost less accumulated depreciation and amortization. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance charges are expensed as incurred. Property under a capital lease is capitalized and amortized over the lease terms. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

      Depreciation and Amortization are provided by charges to operations over the estimated useful lives, principally on the straight-line method. The estimated useful lives are:

                     Tools                                    5 Years
                     Furniture, Fixtures and Office
                       Equipment                              5 Years
                     Transportation Equipment                 5 Years
                     Machinery and Equipment                  7 Years
                     Leasehold Improvements                   3-15 Years

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company reviews long-lived assets for impairment at the facility level annually or when events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to their carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to their fair value, based on discounted estimated future cash flows.

      FINANCE COSTS

      Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

      REVENUE RECOGNITION

      The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

      EXPENSES

      Selling, general, and administrative costs are charged to expense as incurred.

      USE OF ESTIMATES

      In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, unamortized finance costs, accrued expenses, and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments."

      Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable is carried at fair value in that is carries interest rates that are comparable to similar instruments with similar maturities.

      INCOME TAXES

      The Company has elected to be taxed as a Small Business Corporation and, consequently, no Federal tax liability is reflected on the Comparative Statements of Income and Retained Earnings.

2- INVENTORY

      Inventory consists primarily of sheet metal and is considered all raw materials.

                                                               2007
                                                               ----
                    Raw Material (Sheet Metal)              $2,874,510

3- PROPERTY AND EQUIPMENT

      A schedule of Property and Equipment as of March 31, 2007 is set forth below:

             Tools, Machinery and Equipment                 $  107,702
             Furniture, Fixtures and Office Equipment          120,021
             Transportation Equipment                           17,006
             Leasehold Improvements                             53,489
                                                            ----------
             Total Property and Equipment                   $  298,218

             Less: Accumulated Depreciation                  (168,378)
                                                            ----------
             PROPERTY, AND EQUIPMENT, NET                   $  129,840
                                                            ==========

      Depreciation and amortization expense for the three months ended was $9,598.

4- LINES OF CREDIT

      The Company had a Bank Line of Credit that expired on May 31, 2006 with a maximum borrowing limit of $800,000 and interest at one and one half over prime. The prime interest rate at March 31, 2007 was 8.25%. The Line of Credit was renewed for a maximum borrowing limit of $900,000 and interest at one and one half over prime. This new Line of Credit expired on May 31, 2007. As of March 31, 2007 the balance was $897,800. Subsequent to the Balance Sheet date, as part of the stock purchase agreement (see Note 10), the line of credit was satisfied. The Line of Credit is secured by a first security interest in all assets. The Line of Credit is due on demand or, if no demand is made, in one payment of all outstanding principal plus accrued unpaid interest on May 31, 2007, at which time it is subject to annual review, pending receipt of the subject's financial statements.

5- NOTES PAYABLE - SOFTWARE

      In March of 2006, the Company financed the purchase of new computer software with State Bank of Long Island in the amount of $50,000. The terms of the Note are 2 years at 8% payable monthly in the amount of $2,261.36. As of the Balance Sheet date, the current balance was $19,889.

      Scheduled amortization payments for the following years are set forth below:

                    December 31, 2007                        $19,673
                    December 31, 2008                            216

6- NOTES PAYABLE - SBA

      The Company has an SBA Loan of $50,000, payable in monthly installments of $1,477 that started on June 17, 2004 with an interest rate of 4%. The loan is secured by the Company's assets. This loan matured in May of 2007.

7- RETIREMENT PLAN

      The Company adopted a 401(k) Profit Sharing Plan effective June 6, 1994. The terms of the Plan are as follows:

        CONTRIBUTION:            Up to 25% of Plan Participations' Compensation.

        ALLOCATION- EMPLOYER:    3.32% of Annual Compensation greater than Cov.
                                 Comp. plus 3.32070% of Annual Compensation.
                                 Cov. Comp. is based upon $72,001 year.

        NORMAL RETIREMENT AGE:   65 or 5 years of Participation, if later.

        FORFEITURES:             Allocated to Participants' Accounts.

        ELIGIBILITY:             All Non-Union Employees over the Age of 21 who
                                 completed 1 year of service.

        DEATH BENEFIT:           100% of the Total Account

        DISABILITY:              100% of the Total Account

        EMPLOYEES CONTRIBUTIONS: Up to 100% of Annual Compensation. (Maximum
                                 $15,000)

        MATCHING CONTRIBUTIONS:  0.00% of Employee deferral up to 0.00% of
                                 Compensation deferred.

                                VESTING SCHEDULE
                                ----------------
                          YEAR                    PCT VESTED
                          ----                    ----------
                            1                          0
                            2                         20
                            3                         40
                            4                         60
                            5                         80
                          6-15                       100

8- SHAREHOLDER LOANS

      Two of the major shareholders have advanced the Company $125,000 each for working capital. These notes are payable on demand and bear interest at a rate of 6%. They also have been subordinated to State Bank of Long Island.

9- COMMITMENTS AND CONTINGENCIES

      The Company presently leases manufacturing and office facilities under a lease expiring January 31, 2008, at an annual rental of approximately $22,000, plus annual real estate tax and utilities by the lessee.

      This lease is between the Company and Giaquinto - Lusting Associates, LLC, a Limited Liability Company.

10- SUBSEQUENT EVENTS

      On January 2, 2007, the Company entered into a Stock Purchase Agreement (the "Sigma Agreement") with Gales Industries Incorporated, a Delaware Corporation and the holders of all of the outstanding shares of Sigma Metals (the "Shareholder"). Pursuant to the Sigma Agreement, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

      The closing of the Agreement occurred in April of 2007. The purchase price for all of the shares is $5,008,204, plus an amount equal to Sigma Metals' earnings for the period from January 1, 2006, until the closing, subject to certain adjustments as set forth in the Sigma Agreement.

(b)   Pro forma financial information

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of Sigma Metals, Inc. and the issuance of Series B Convertible Preferred Stock having an initial liquidation value of $8,023,000. The pro forma condensed consolidated statement of operations for the quarter ended March 31, 2007 is presented to show income from continuing operations as if the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred effective March 31, 2007.

      Pro forma condensed consolidated financial statements and related notes to show the pro forma affects of the acquisitions of Sigma Metals, Inc. and the issuance of the Series B Convertible Stock referred to above on the results of the registrant as at and for the year ended December 31, 2006, were previously filed.

      Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our consolidated financial statements as of and for the year ended December 31, 2006 included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 of Sigma Metals, Inc. filed as part of this Report.

Gales and Sigma Proforma
3/31/2007

Balance Sheet

                                                                       GALES           SIGMA                          Gales/Sigma
                                                                   March 31, 2007  March 31, 2007   Adjustments       Consolidated
                                                                     (unaudited)     (unaudited)    (unaudited)        (unaudited)
ASSETS
Current Assets
  Cash and Cash Equivalents                                        $           --  $       26,895   $ 3,004,342  (a)  $   3,031,237
  Accounts Receivable, Net of Allowance for Doubtful                                                                             --
  Accounts of 204,566 and 25,000                                        2,672,799       2,734,910            --           5,407,709
  Inventory                                                            15,866,131       2,874,510            --          18,740,641
  Prepaid Expenses and Other Current Assets                               455,958          32,234            --             488,192
  Deposits                                                                776,673              --            --             776,673
                                                                   --------------------------------------------       -------------

Total Current Assets                                                   19,771,561       5,668,549     3,004,342          28,444,452

  Property, Plant, and Equipment, net                                   3,399,089         129,840            --           3,528,929
  Deferred Financing Costs                                                338,294              --            --             338,294
  Other Assets                                                             65,122              --            --              65,122
  Goodwill                                                              1,265,963              --     5,405,447  (b)      6,671,410
  Deposits                                                                495,632          22,826            --             518,458
                                                                   --------------------------------------------       -------------

TOTAL ASSETS                                                       $   25,335,661  $    5,821,215   $ 8,409,789       $  39,566,665
                                                                   ============================================       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts Payable and Accrued Expenses                            $    7,544,130  $    2,242,521   $        --       $   9,786,651
  Notes Payable - Revolver                                              5,352,845         897,800      (897,800) (c)      5,352,845
  Notes Payable - Current Portion                                         127,776          24,340       (33,541) (c)        118,575
  Notes Payable - Sellers - Current Portion                               192,400              --       361,404  (d)        553,804
  Capital Lease Obligations - Current Portion                             413,463              --            --             413,463
  Due to Sellers                                                           53,694              --            --              53,694
  Dividends Payable                                                       120,003              --            --             120,003
  Deferred Gain on Sale - Current Portion                                  38,033              --            --              38,033
  Income Taxes Payable                                                    769,396              --       187,416             956,812
                                                                   --------------------------------------------       -------------

Total current liabilities                                              14,611,740       3,164,661      (382,521)         17,393,880

Long term liabilities
  Due to Sellers - Sigma - Net of Current Portion                              --         257,000      (257,000) (c)             --
  Notes Payable - Net of Current Portion                                  613,514              --     1,188,341  (c)      1,801,855
  Notes Payable - Sellers AIM - Net of Current Portion                    577,200              --            --             577,200
  Notes Payable - Sellers Sigma - Net of Current Portion                       --              --       722,807  (d)        722,807
  Capital Lease Obligations - Net of Current Portion                      524,053              --            --             524,053
  Deferred Tax Liability                                                  461,731              --            --             461,731
  Deferred Gain on Sale - Net of Current Portion                          703,609              --            --             703,609
  Deferred Rent                                                            86,929              --            --              86,929
                                                                   --------------------------------------------       -------------

Total liabilities                                                      17,578,776       3,421,661     1,271,627          22,272,064

Commitments and contingencies
Stockholders' Equity
  Series B Convertible Preferred - .001 Par Value, 2,000,000
     Shares Authorized, 802,300 Shares Issued and Outstanding
     with an intial liquidation value of $8,023,000
     '(Authorized, Issued and Outstanding for the Proforma
     March 31, 2007                                                            --              --         8,023  (e)          8,023
  Common Stock - .001 Par, 120,055,746 Shares Authorized
     59,579,998 and 57,269,301 Shares Issued and Outstanding
     as of March 31, 2007; on a pro forma basis 65,314,694
     shares issued and outstanding as of March 31, 2007                    59,580          30,000       (21,955) (f)         67,625
  Additional Paid-In Capital                                            8,855,065              --            --           8,855,065
  Additional Paid-In Capital Series B Preferred                                --              --     7,345,637  (g)      7,345,637
  Additional Paid-In Captial: Sigma Shares                                     --              --     2,176,011  (h)      2,176,011
  Accumulated Deficit                                                  (1,157,760)      2,369,554    (2,369,554) (i)     (1,157,760)
                                                                   --------------------------------------------       -------------

Total Stockholders' Equity                                              7,756,885       2,399,554     7,138,162          17,294,601
                                                                   --------------------------------------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $   25,335,661  $    5,821,215   $ 8,409,789       $  39,566,665
                                                                   ============================================       =============

Notes to Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet

(a) Represents the net cash from sale of Series B Convertible Preferred Stock remaining after using a portion of the proceeds for the purchase of the stock of Sigma Metals, Inc. and paying soft costs associated with the acquisition.

(b) Represents the goodwill resulting from the excess of the purchase price paid for the stock of Sigma over the value of the assets acquired less the liabilities assumed.

(c) Represents the revolving loan facility put in place to pay the amounts due third parties and the former Officers of Sigma for borrowed money.

(d) Represents the current and long term portions of the notes issued by Gales Industries as part of the purchase price for the stock of Sigma.

(e) Represents the par value of the shares of Gales Industries Series B Convertible Preferred stock issued, in part, to finance the purchase of the stock of Sigma.

(f) Represents the elimination of Sigma's Stockholders' Equity ($30,000) partially offset by the par value ($8,045) of the 8,045,393 shares issued to the sellers as part of the purchase price for the stock of Sigma.

(g) Represents the excess of amounts paid by investors over the par value of shares of Gales Industries Series B Convertible Preferred stock net of the soft costs associated with the issuance of such shares.

(h) Represents the excess over par value of the fair value of the common stock issued as part of the purchase price for the stock of Sigma.

(i)   Represents the eliminations of Sigma's accumulated surplus.

Gales and Sigma Proforma Statement of Income for the three months ended 3/31/2007

                                                              GALES           SIGMA                           Gales/Sigma
                                                            3/31/2007       3/31/2007        Adjustments      Consolidated
                                                           (unaudited)     (unaudited)       (unaudited)      (unaudited)
Net sales                                                    7,488,130       5,186,868               --        12,674,998

Cost of Sales                                                6,239,484       3,729,806               --         9,969,290
                                                          ----------------------------       ----------       -----------

Gross profit                                                 1,248,646       1,457,062               --         2,705,708

Operating costs and expenses:
  Selling and marketing                                         95,342         442,879               --           538,221
  General and administrative                                 1,031,450         505,120               --         1,536,570
                                                          ----------------------------       ----------       -----------

Income from operations                                         121,854         509,063               --           630,917

Other (Income) and Expenses                                                                                            --
  Interest and financing costs                                 130,954          37,591           18,974 (b)       187,519
  Gain on Sale of Real Estate                                   (9,509)             --               --            (9,509)
  Other Income                                                  (1,446)             --               --            (1,446)
  Other Expenses                                                 8,578              --               --             8,578
                                                          ----------------------------       ----------       -----------

Net (Loss) income before provision for income taxes             (6,723)        471,472          (18,974)          445,775

Provision for income taxes                                      64,764         188,683 (a)       (7,593)          245,854
                                                          ----------------------------       ----------       -----------

Net (Loss) Income                                              (71,487)        282,789          (11,380)          199,921
                                                          ----------------------------       ----------       -----------

Pro Forma dividend attributable to preferred stockholders                                       160,460 (c)       160,460
                                                                                                              -----------

                                                                                                              -----------
Pro forma net earnings attributable to common stockholders                                                         39,461
                                                                                                              ===========

Notes to Pro Forma Combined Statement Of Income

(a) Represents the pro forma income tax expense for Sigma, as if it were taxable as a "C" not an "S" corp.

(b) Represents one year's interest expense on $1,084,213 of notes issued as part of purchase price for Sigma stock, being amortizing monthly with an interest rate of 7%.

(c) Represents the 8% preferred stock dividend for the $8,023,000 Series B Convertible Preferred Stock used to purchase Sigma.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007            GALES INDUSTRIES INCORPORATED.

                                By: /s/ Louis A.Giusto.
                                    --------------------------------------------
                                Name: Louis A.Giusto.
                                Title: Vice Chairman and Chief Financial Officer